News
For Immediate Release

El Paso Corporation Announces Early Results of Exchange Offer

HOUSTON, TEXAS, September 24, 2010—El Paso Corporation (NYSE: EP) today announced early results of its private offer to exchange any and all of its outstanding 12.000% Senior Notes due 2013 (the “Existing Notes”) for its 6.50% Senior Notes due 2020 (the “New Notes”) and cash (the “Exchange Offer”).  Based on information provided by the exchange agent to El Paso, the principal amount of the Existing Notes that has been validly tendered for exchange, as of 5:00 p.m., New York City time, on September 23, 2010 (the “Early Exchange Date”), was $348,173,000.  The amount of outstanding Existing Notes validly tendered and not validly withdrawn as of such time exceeded the minimum condition that El Paso receive valid tenders, not validly withdrawn, of at least $300,000,000 aggregate principal amount of Existing Notes, on or prior to the Early Exchange Date.

El Paso expects to deliver today an aggregate principal amount of $348,173,000 in New Notes and will pay $88,435,942 cash consideration for the Existing Notes tendered as of the Early Exchange Date and accepted for exchange, which includes accrued and unpaid interest up to, but not including, the early settlement date on such Existing Notes.  The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The Exchange Offer will expire at 11:59 p.m., New York City time, on October 7, 2010, unless extended or earlier terminated by El Paso (the “Expiration Date”).  In accordance with the terms of the Exchange Offer, the withdrawal deadline relating to the Exchange Offer occurred at 5:00 p.m. New York City time on September 23, 2010.  As a result, tendered Existing Notes may no longer be withdrawn, except where additional withdrawal rights are required by law.

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated September 10, 2010 and the related letter of transmittal. The Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act.

Documents relating to the Exchange Offer will only be distributed to holders of Existing Notes who complete and return a letter of eligibility confirming that they are within the category of Eligible Holders for the Exchange Offer.  Holders of Existing Notes who desire a copy of the eligibility letter may contact Global Bondholder Services Corporation, the information agent for the Exchange Offer, toll-free at (866) 873-5600 or at (212) 430-3774 (banks and brokerage firms).

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, and our ability to successfully complete the Exchange Offer. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Media Relations
Bruce L. Connery, Vice President
(713) 420-5855

Media Relations
Bill Baerg, Manager
(713) 420-2906